UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2020

The New Home Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Change in Registrant's Certifying Accountant.

Dismissal of previous independent registered public accounting firm:

On March 18, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”) of The New Home Company Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm.

The reports of EY on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent period through March 18, 2020, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in connection with its reports on the consolidated financial statements for such fiscal years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Engagement of new independent registered public accounting firm:

Effective March 21, 2020, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The decision to change the Company’s principal independent accountants was the result of a competitive bid proposal received by management and the Audit Committee as well as the Company’s focus on streamlining its cost structure and reducing its general and administrative expenses.  During the fiscal years ended December 31, 2019 and 2018 and through the appointment of KPMG on March 21, 2020, neither the Company nor anyone on its behalf consulted with KPMG regarding:

(i)

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did KPMG provide a written report or oral advice to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Letter of Ernst & Young LLP:

The Company provided EY with a copy of this Current Report on Form 8-K and requested that EY furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether EY agrees with the disclosures contained herein or, if not, stating the respects in which it does not agree. The Company has received the requested letter from EY and a copy of the letter, dated March 23, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter of Ernst & Young LLP dated March 23, 2020 regarding change in certifying accountant

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2020

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description of Document

16.1	Letter of Ernst & Young LLP dated March 23, 2020 regarding change in certifying accountant

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.